UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 13, 2020

AYTU BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38247	47-0883144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 206
Englewood, CO 80112
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (720) 437-6580

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AYTU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The special meeting of stockholders for Aytu BioScience, Inc. (the “Company”) was held on February 13, 2020. Of the 20,733,052 shares outstanding on the record date for the meeting, a total of 11,896,412 shares were present or represented at the meeting. The matters voted on as described in the Company’s definitive proxy statement, as filed on January 13, 2020, and the results of the votes are as follows:

1.
The “Approval of the Merger Proposal” described in the Company’s definitive proxy statement was approved with 11,682,333 votes in favor, 187,508 votes against and 26,571 abstentions. The number of broker non-votes was 0.
2.
The “2015 Stock Option and Incentive Plan Proposal” described in the Company’s definitive proxy statement was approved with 11,104,234 votes in favor, 411,115 votes against and 381,063 abstentions. The number of broker non-votes was 0.
3.
The “Virtual Meeting Proposal” described in the Company’s definitive proxy statement was approved with 11,662,309 votes in favor, 222,803 votes against and 11,300 abstentions. The number of broker non-votes was 0.
4.
The proposal to approve the adjournment of the Special Meeting, if necessary, to continue to solicit votes for the Nasdaq Rule 5635(d) Proposal and/or the Authorized Share Increase Proposal was approved with 11,531,688 votes in favor, 323,058 votes against and 41,666 abstentions. The number of broker non-votes was 0.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AYTU BIOSCIENCE, INC.

Date: February 13, 2020	By:	/s/ Joshua R. Disbrow
Joshua R. Disbrow
Chief Executive Officer

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